                                                                  EXHIBIT 4.2

                                 WILD FILE, INC.

                             1994 STOCK OPTION PLAIN

        1. PURPOSE OF PLAN. The purpose of this Wild File, Inc. 1994 Stock Option Plan (the "Plan"), is to promote the interests of Wild File, Inc., a Delaware corporation (the "Company"), and its stockholders by providing key persons employed by, or associated with the Company with an opportunity to acquire a proprietary interest in the Company and thereby develop a greater personal commitment to the success and growth of the Company.

        2. ADMINISTRATION OF PLAN. This Plan shall be administered by a committee of two or more directors (the "Committee") appointed by the Company's board of directors (the "Board"). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, stockholders, employees and optionees. To the full extent permitted by law, no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder. If a Committee shall not have been appointed by the Board, the Plan shall be administered by the Board and all references in this Plan to the "Committee." shall be deemed to be references to the Board.

        3. SHARES SUBJECT TO PLAN. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock, par value $0.01 of the Company ("Common Shares"), and they shall not exceed 10,000 in the aggregate; provided, however, if any option lapses or terminates for any reason before such option has been completely exercised, the Common Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of shares and in the purchase price per share-may be made by the Committee in its sole discretion to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

        4. ELIGIBLE PARTICIPANTS. Options may be granted under this Plan to any person employed by the Company or any person associated with the Company as director, advisor, consultant or otherwise, whether or not such person receives consideration from the Company for such association.

        5. TERMS AND CONDITIONS OF OPTIONS.

        (a) Subject to the terms and conditions of this Plan, the Committee may, from time to time, grant to such persons as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine. In determining the persons to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the employment of or association with such persons, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option.

        (b) The purchase price of each Common Share subject to an option granted pursuant to this Plan shall be fixed by the Committee.

        (c) In connection with - the grant of an option pursuant to this Plan, the Committee may specify the date when such option shall become exercisable; provided that if the Committee does not specify such a date, then the option shall be immediately exercisable.

        (d) Each option granted pursuant to this Plan and all rights to purchase shares thereunder shall cease on the earliest of:

            (i) ten years after the date such option is granted or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted; or

            (ii) the date, if any, fixed for cancellation pursuant to Section 8 of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

        6. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it, in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its President, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. No shares shall be issued until full payment therefor has been made. The granting of an option to an individual shall give such individual no rights as a stockholder except as to shares issued to such individual.

        7. TRANSFERABILITY AND TERMINATION OF OPTIONS. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan. An option may be exercised within one year after the death of the optionee by such individual's legal representatives, heirs or legatees, but only to the extent that the option was exercisable, in whole or in part, immediately prior to such individual's death. No option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution.

        8. MERGER, CONSOLIDATION, DISSOLUTION OR LIQUIDATION. In the event of
(a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation (unless appropriate provision shall have been made for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to Purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a fair market value, as determined in good faith by the Committee, as of the effective date of such merger or consolidation equal to the product of (i) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the option as of such effective date, over (y) the option price per Common Share, multiplied by (ii) the number of Common Shares covered by such option), or
(b) the, proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event"), then the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to each optionee, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the cancelled option, by which the Event Proceeds per Common Share exceeds the exercise price per Common Share covered by such option. At the time of such declaration, each option shall immediately become exercisable in full and each optionee shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Common Shares covered thereby. Each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this Section 8. For purposes of this Section, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.

        9. TAX WITHHOLDING. Delivery of Common Shares upon exercise of any stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

        10. OTHER TERMS AND CONDITIONS. The Committee shall have the power, subject to the terms and conditions contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any employee holding an option any right to continued employment by the Company or any subsidiary of the Company or limit in any way the right of the Company or any such subsidiary to terminate an employee's employment at any time.

        11. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine. The Committee may condition the granting of options to a person hereunder upon the execution by such person of an agreement regarding the transferability of Common Shares in form and substance reasonably satisfactory to the Company.

        12. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.

        13. EFFECTIVE DATE. This Plan shall be effective as of August 29,
1994.

                                 WILD FILE, INC.

                             1994 STOCK OPTION PLAN


                             STOCK OPTION AGREEMENT

========================================================================================
Name of Optionee:
----------------------------------------------------------------------------------------
Nature of Employment by, or Association
with Company: Consultant
----------------------------------------------------------------------------------------
No. of Shares Covered:                                    Date of Grant:
----------------------------------------------------------------------------------------
Exercise Price Per Share:                                 Expiration Date:
========================================================================================

        STOCK OPTION AGREEMENT dated as ____________________ between Wild File, Inc., a Delaware corporation (the "Company"), and the optionee (the "Optionee") listed above.

        WHEREAS, the Company desires to carry out the purposes of the Wild File, Inc. 1994 Stock Option Plan (the "Plan") by affording the Optionee an opportunity to purchase Common Stock, par value $0.01 per share, of the Company ("Common Shares") according to the terms set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. GRANT OF OPTION. Subject to the terms of the Plan, the Company hereby grants to the Optionee the right and option (the "Option") to purchase the number of Common Shares specified in the schedule at the beginning of this Agreement, on the terms and conditions hereinafter set forth. The Option is not intended by the Company to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2. PURCHASE PRICE. The purchase price of each of the Common Shares subject to the Option shall be the exercise price per share specified in the schedule at the beginning of this Agreement, which price has been specified in accordance with the Plan.

        3. OPTION PERIOD.

        (a) Subject to the provisions of Section 5 hereof, the Option shall be exercisable, in whole or in part, as to the number of shares specified in the schedule at the beginning of this Agreement at any time on or prior to the expiration date specified in such schedule. Notwithstanding the foregoing or any other provision herein to the contrary, the Option shall become immediately exercisable in the event that the committee under the Plan (the "Committee") shall declare pursuant to Section 8 of the Plan that the Option shall be cancelled at the time of, or immediately prior to the occurrence of an Event, as therein defined.

        (b) The Option and all rights to purchase shares thereunder shall cease on the earliest of:

            (i) the expiration date specified in the schedule at the beginning of this Agreement (which date shall not be more than ten years after the date of this Agreement); or

            (ii) the date, if any, fixed for cancellation pursuant to
        Section 8 of the Plan.

Notwithstanding any other provision in this Agreement, in no event may anyone exercise the Option, in whole or in part, after its original expiration date.

        4.       MANNER OF EXERCISING OPTION.

        (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice of exercise to the Company at its principal executive office, to the attention of the President. The notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he or she also shall send with the notice appropriate proof of his or her right to exercise the Option. Such notice shall be accompanied by payment in cash of the full purchase price of the Common Shares being purchased.

        (b) As soon as practicable after receipt of the purchase price provided for above, the Company shall deliver to the person exercising the Option, in the name of the Optionee or his or her estate or heirs, as the case may be, a certificate or certificates representing the Common Shares being purchased. The Company shall pay all original issue or transfer taxes, if any, with respect to the issue or transfer of the Common Shares to the person exercising the Option and all fees and expenses necessarily incurred by the Company in connection therewith. All Common Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required, upon the exercise of this Option or any part thereof, to issue or deliver any Common Shares prior to the completion of any registration or other qualification of such Common Shares required by applicable federal and state securities laws.

        5. ACCELERATION AND CANCELLATION OF OPTION IN CERTAIN EVENTS. As provided in Section 8 of the Plan, in certain events the Committee shall declare by prior written notice to the Optionee that the Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of the Event, as defined in Section 8 of the Plan, in exchange for certain payments to the Optionee. At the time of any such declaration, the Option shall become immediately exercisable. The Option, to the extent not exercised prior to the Event, shall be cancelled at the time of, or immediately prior to, the Event in accordance with the declaration.

        6. LIMITATION ON TRANSFER. During the lifetime of the Optionee, only the Optionee or his or her guardian or legal representative may exercise the Option. In the event of the Optionee's death, the legal representative, heirs or legatees of the Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within one year after the death of the Optionee but only to the extent that the Option was exercisable, in whole or in part, immediately prior to the Optionee's death. The Optionee shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void.

        7. STOCKHOLDER RIGHTS BEFORE EXERCISE. The Optionee shall have none of the rights of a stockholder of the Company with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.

        8. DISCRETIONARY ADJUSTMENT. The Committee may in its sole discretion make appropriate adjustments in the number of shares subject to the Option and in the purchase price per share to give effect to any adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

        9. TAX WITHHOLDING. The parties hereto recognize that the Company or a subsidiary thereof may be obligated to withhold federal and state income taxes and social security or other taxes upon the Optionee's exercise of the Option. The Optionee agrees that, at the time he or she exercises the Option, if the Company or subsidiary thereof is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company, or the subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation.

        10. RIGHT OF FIRST REFUSAL.

        (a) The Optionee agrees not to sell, exchange or otherwise transfer for value, or pledge or otherwise encumber, all or any part of the Common Shares issued pursuant to this Agreement, or any shares of capital stock of the Company from time to time issued in respect thereof, whether as a stock dividend, pursuant to a stock split or otherwise (such Common Shares, together with such shares of capital stock of the Company issued in respect thereof, hereinafter collectively called the "Restricted Shares") unless the Optionee first offers the Restricted Shares he or she intends to transfer or encumber to the Company on the terms and conditions hereinafter contained. Any such offer shall be made in writing and shall contain the name and address of each person to or in favor of whom the Optionee intends to transfer or encumber all or any pall of the Restricted Shares and shall specify the terms and conditions of the intended transfer or encumbrance, including without limitation, the proposed consideration. The Company may, prior to the purchase of any Restricted Shares hereunder, require evidence of a bona fide intention to transfer or encumber the Restricted Shares.

        (b) All offers under Section 10(a) hereof shall specify the notice address of the offeror for acceptance of such offer. If the Optionee shall fail to extend an offer required by Section 10(a) hereof, then for purposes of this Agreement the Optionee shall be deemed to have extended an offer on such date, if any, as the Company gives written notice to the person stating that such person has failed to extend an offer and that such notice from the Company shall be deemed to constitute such offer for purposes of this Agreement.

        (c) After receipt of an offer under Section 10(a) hereof, the Company shall have the right for a period of sixty (60) days to elect to purchase, at the price specified in this Section 10, all or any part of the Restricted Shares offered to the Company by mailing written notice of such election within such period to the offeror at the address specified in the offer (or, if the offer fails to specify a notice address, at the address to which notice to the Optionee is given pursuant to Section 14 hereof).

        (d) In the event that the Company does not exercise a right granted to it pursuant to Section 10(a) hereof, the Optionee may transfer or encumber the Restricted Shares which were subject to such right without regard to
Section 10(a) hereof, but only (i) during a period of thirty (30) days following the 60-day period specified in Section 10(c) hereof, (ii) solely to the persons or entities listed in the offer to the Company, and (iii) at a price and upon terms not less advantageous to the Optionee than the price and terms stated in the offer to the Company. If the transfer or encumbrance of the Restricted Shares is not consummated within such 30-day period, such Restricted Shares shall again be the subject to all requirements of Section 10 hereof, including without limitation Section 10(a).

        (e) In the event of any transfer of all or any part of the Restricted Shares., the transferee shall agree in writing to take the Restricted Shares subject to the provisions of this Section 10 and the related provisions of this Agreement giving effect thereto.

        (f) Except as otherwise provided in this Section 10(f), the purchase price for Restricted Shares purchased pursuant to this Section 10 shall be the appraised value of the Restricted Shares determined pursuant to Section 12 hereof. In the case of a fight granted pursuant to Section 10(a) hereof where the Optionee proposes to transfer the Restricted Shares to a third party for consideration expressed in monetary terms or having a readily ascertainable market value, then the purchase price at which the Company has the right to purchase such

Restricted Shares shall be an amount equal to the value of the consideration for which the Optionee proposes to transfer the Restricted shares to a third party.

        11. PAYMENT FOR REPURCHASE OF SHARES. In order to effect a repurchase of Restricted Shares pursuant to Section 10 hereof, within ten (10) days of the later of (i) the date on which the right is exercised, or (ii) the date on which the Company receives the report of the Appraiser setting forth the appraised value of the Restricted Shares, the seller shall tender to the Company the Restricted Shares to be purchased and the Company shall simultaneously pay the purchase price therefor in cash.

        12. APPRAISAL OF SHARES. Whenever it will be necessary to determine the appraised value of Restricted Shares for purposes of this Agreement, the Board of Directors of the Company shall select an investment baking firm or other entity expert in the valuation of closely-held companies (the "Appraiser"), who shall be engaged at the expense of the Company, to value the Restricted Shares based upon a going-concern value without discount for any minority interest. The appraised value of the Restricted Shares shall be as of a date not more than six (6) months prior to the date on which the option to repurchase the Restricted Shares is exercised.

        13. EXPIRATION UPON PUBLIC MARKET. The rights granted pursuant to
Section 10 hereof shall expire at such time as there has been sold to the general public in an underwritten offering or offerings pursuant to one or more registration statements filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, an aggregate number of Shares equal to at least twenty-five percent of the Shares outstanding after the last such sale.

        14. NOTICE. Every notice to be given pursuant to the provisions of this Agreement shall be in writing and delivered by hand or sent by certified mail, return receipt requested. Any such notice to the Company shall be addressed to 17020 12th Avenue North, Plymouth, Minnesota 55447, Attention:
President. Except as otherwise provided in this Agreement, any such notice to the Optionee shall be the address set forth following the signature of the Optionee. Either party may change its address by notice to the other party in accordance with this Section 14.

        15. LEGEND ON STOCK CERTIFICATES. In addition to such legends as the Company employs to evidence that the Restricted Shares have not been registered under any federal or state securities laws, all Restricted Shares shall contain the following legend:

        The shares evidenced by this certificate and any transfer thereof are subject to the terms of the Option Agreement between __________________ and the Company dated as of ________________ a copy of which is on file at the registered office of the Company.

        16. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. In the event that there is any inconsistency between the provisions of this Agreement arid the Plan, the provisions of the Plan shall govern.

        17. DISCONTINUANCE OF EMPLOYMENT OR ASSOCIATION This Agreement shall not give the Optionee a right to continued employment or association with the Company or any subsidiary thereof, and the Company or any subsidiary thereof employing the Optionee or with whom the Optionee is associated may terminate his or her employment or association and otherwise deal with the Optionee without regard to the effect it may have upon him or her under this Agreement.

        18. GENERAL. The Company shall at all times during the term of this Option reserve and keep available such number of Common Shares as win be sufficient to satisfy the requirements of this Option Agreement. This Agreement shall be binding in all respects on the Optionee's heirs, representatives, successors and assigns. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder.

        IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the day and year first above written.




                                       ---------------------------------------
                                       Optionee

                                       Address:






                                       WILD FILE, INC.



                                       By
                                         -------------------------------------